Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ALBERTSONS COMPANIES, INC.

ARTICLE 1

The name of the Corporation is Albertsons Companies, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is six hundred thirty million (630,000,000), consisting of (i) six hundred million (600,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”), and (ii) thirty million (30,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, optional or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock pursuant to Section 151 of the GCL.

ARTICLE V

Except as otherwise provided by the GCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

The total number of directors consisting the Board of Directors shall be not less than 7 directors nor more than 15 directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors or in the manner provided herein. Prior to the date upon which Albertsons Investor Holdings LLC, KRS ABS, LLC, KRS AB Acquisition, LLC, Albertsons Management Holdco, LLC and their respective Affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) or any person who is an express assignee or designee of their respective rights under this Certificate of Incorporation (and such assignee’s or designee’s Affiliates) (the “ABS Control Group” and, of these entities, the entity that is the beneficial owner of the largest number of shares is referred to as the “Designated Controlling Stockholder”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of Common Stock of the Corporation (the “50% Trigger Date”) the authorized number of directors may be increased or decreased by the Designated Controlling Stockholder. On and after the 50% Trigger Date, the authorized number of directors may be increased or decreased by the affirmative vote of not less than two-thirds (2/3) of the then-outstanding shares of capital stock of the Corporation or by resolution of the Board of Directors. At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled (i) prior to the 50% Trigger Date, by (x) the Designated Controlling Stockholder or (y) a majority of the directors then in office, although less than a quorum, or by a sole remaining director and (ii) on and after the 50% Trigger Date, solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ARTICLE VI

On or after the 50% Trigger Date, subject to the special rights of one or more series of Preferred Stock to elect directors, any director or the entire Board of Directors may only be removed from office, either with or without cause, by the affirmative vote of at least two-thirds (2/3) of the total voting power of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class.

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ARTICLE VII

Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE VIII

A.    Special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote at the special meeting.

B.    At any time prior to the 50% Trigger Date, any action required or permitted by the GCL to be taken at a stockholders’ meeting may be taken without a meeting and without prior notice if the action is taken by the written consent of the Designated Controlling Stockholder and by the delivery of consents representing the voting power of stockholders otherwise required under the GCL to effect such action by written consent in lieu of a meeting. On and after the 50% Trigger Date, no action required or permitted by the GCL to be taken at a stockholders’ meeting may be taken by the written consent of stockholders in lieu of a meeting.

ARTICLE IX

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE X

A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to

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any acts or omissions occurring prior to such amendment or repeal. The rights to indemnification provided under this Section A of Article X shall extent to the testator or intestate of the person to whom such rights are granted.

B.    To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C,    In furtherance and not in limitation of the powers conferred by statute:

(i)    the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and

(ii)    the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, (i) prior to the 50% Trigger Date, in addition to any vote required by law, only the Designated Controlling Stockholder shall have the power to adopt, amend or repeal the Bylaws, and (ii) on and after the 50% Trigger Date, in addition to any vote required by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the capital stock of the

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Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws. Notwithstanding anything in the preceding sentences, in no event shall (x) any amendment or repeal of any Bylaw provision requiring a supermajority vote of the stockholders to take action under such provision be made without the affirmative vote of the same supermajority of the stockholders, and (y) any rights to indemnification or advancement of expenses conferred on the ABS Control Group, directors or officers by the Bylaws be amended or repealed other than prospectively with respect to actions taken on or after the date of such amendment or repeal.

ARTICLE XII

The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the GCL, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

ARTICLE XIV

The Corporation elects not to be governed by Section 203 of the GCL, “Business Combinations With Interested Stockholders”, as permitted under and pursuant to subsection (b)(1) of Section 203 of the DGCL.

ARTICLE XV

Michael Stromquist is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York, 10022.

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IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 23rd day of June, 2015.

/s/ Michael Stromquist
Name:	Michael Stromquist
Title:	Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ALBERTSONS COMPANIES, INC.

Pursuant to Section 241

of the General Corporation Law of the State of Delaware

Albertsons Companies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.    The Corporation has not received any payment for any of its stock.

2.    The Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV thereof and inserting the following in lieu thereof:

“ARTICLE IV: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion thirty million (1,030,000,000), consisting of (i) one billion (1,000,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”), and (ii) thirty million (30,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, optional or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock pursuant to Section 151 of the GCL.”

3.    The foregoing amendment to the Corporation’s Certificate of Incorporation was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Albertsons Companies, Inc. has caused this Certificate to be executed by its duly authorized officer on this 21st day of September, 2015.

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Office:	Executive Vice President,
General Counsel & Secretary

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

ALBERTSONS COMPANIES, INC.

Pursuant to Section 242

of the General Corporation Law of the

State of Delaware

Albertsons Companies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Delaware, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY

FIRST: That, in accordance with the provisions of Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the “Amendment”), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for their consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, in order to effect a reverse split of the Corporation’s common stock, the Board of Directors declares that if is advisable to amend Article IV of the Certificate of Incorporation of the Corporation, upon approval by the requisite vote of the holders of the common stock of the Corporation, by adding the following at the end of Article IV:

Without regard to any other provision of the Certificate of Incorporation of the Corporation, as the same may be amended from time to time, effective as of 5:00 p.m. New York City time, on February 16, 2018 (the “Effective Time”), each share of common stock, par value one cent ($0.01) per share (the “Old Common Stock”), of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into 0.682361 of a share of common stock, par value one cent ($0.01) per share (the “New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, Any fraction resulting from such division will be rounded to the nearest whole number.

The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Old Common Stock.

SECOND: That the Amendment was submitted for stockholder approval and that on February 16,2018, a majority of the outstanding stock of the Corporation entitled to vote as a class voted to approve the foregoing amendment in accordance with the provisions of the Certificate of Incorporation of the Corporation and the DGCL,

THIRD: That the Amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: That the Amendment shall be effective as of 5:00 p.m. New York City time on February 16, 2018.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly signed by Robert G. Miller, its Chairman and Chief Executive Officer this 16th day of February, 2018.

ALBERTSONS COMPANIES, INC

By:	/s/ Robert G. Miller
Name: Robert G. Miller
Title: Chairman and Chief Executive Officer

[Signature Page to Certificate of Amendment]